As filed with the Securities and Exchange Commission on May 18, 2000
                                                       Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  - - - - - - -
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            J-BIRD MUSIC GROUP, LTD.
             (Exact name of registrant as specified in its charter)

          Pennsylvania                                           06-1411727
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

          396 Danbury Road
      Wilton, Connecticut 06897                                      06897
(Address of Principal Executive Offices)                          (Zip Code)

                              CONSULTING AGREEMENT
                             BETWEEN REGISTRANT AND
                               ROBERT ALLEN COOKE
                            (Full title of the plan)
                                John J. Barbieri
                                396 Danbury Road
                                Wilton, CT 06897

           (Name and address, including zip code of agent for service)
                             (203) 761-9393 Ex. 203
          (Telephone number, including area code, of agent for service)

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                 Proposed Maximum      Proposed Maximum       Amount of
Title of Securities          Amount to be         Offering Price      Aggregate Offering     Registration
 to be Registered             Registered            per Share*              Price*               Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value,
$.001 Per Share, Issued
Pursuant to a Consulting
Agreement With Robert Allen
Cooke                         1,500,000                $.29                $435,000             $114.84
                              ---------                ----                --------             -------
           TOTAL              1,500,000                $.29                $435,000             $114.84

         * Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) on the basis of the average of the low bid and ask prices of the Common Stock of the Registrant as traded in the over-the-counter market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on May 15, 2000.

         Cross Reference Sheet Showing Location in Reoffer Prospectus of
       Information Required by Items of Part I of Form S-3 Included Herein
                Under Cover of Form S-8, Pursuant to Rule 404(a)

Form S-3 Item No. and Heading                                           Heading in Prospectus
-----------------------------                                           ---------------------
1.   Forepart of the Registration Statement and Outside
      Front Cover Page of Prospectus............................        Outside Front Cover Page
1.   Inside Front and Outside Back Cover
      Pages of Prospectus........................................       AVAILABLE INFORMATION;
                                                                        REPORTS TO SHAREHOLDERS;
                                                                        INCORPORATION OF CERTAIN DOCUMENTS
                                                                        BY REFERENCE; TABLE OF CONTENTS
2.   Summary Information, Risk factors and Ratio of
      Earnings to Fixed Charges..................................       Outside Front Cover Page;
                                                                        THE COMPANY; RISK FACTORS
4.   Use of Proceeds.............................................       USE OF PROCEEDS
5.   Determination of Offering Price.............................       Outside Front Cover Page;
                                                                        PLAN OF DISTRIBUTION
6.   Dilution....................................................       Not Applicable
7.   Selling Security Holders....................................       SELLING SHAREHOLDER
8.   Plan of Distribution........................................       Outside Front Cover Page;
                                                                        PLAN OF DISTRIBUTION
9.   Description of Securities to be Registered..................       DESCRIPTION OF SECURITIES
10.  Interests of Named Experts and Counsel......................       EXPERTS; LEGAL OPINIONS
11.  Material Changes............................................       THE COMPANY
12.  Incorporation of Certain Information
      by Reference...............................................       INCORPORATION OF CERTAIN DOCUMENTS
                                                                        BY REFERENCE
13.  Disclosure of Commission Position on
      Indemnification For Securities Act
      Liabilities................................................       INDEMNIFICATION


REOFFER
PROSPECTUS
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

J-Bird Music Group, Ltd. ("Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "1933 Act"), to register certain shares of common stock, par value $0.001 per share, issued to a certain selling shareholder. Under cover of this Form S-8 is a Reoffer Prospectus the Company prepared in accordance with
Part I of Form S-3 under the 1933 Act. The Reoffer Prospectus may be utilized for reofferings and resales of up to 1,500,000 shares of Common Stock acquired by the selling shareholder.

                                     PART I


                               REOFFER PROSPECTUS

                            J-BIRD MUSIC GROUP, LTD.
                                396 DANBURY ROAD
                            WILTON, CONNECTICUT 06897
                                 (203) 761-9393

                        1,500,000 SHARES OF COMMON STOCK

The shares of common stock, $0.001 par value per share, of J-Bird Music Group, Ltd. (the "Company") offered hereby (the "Shares") will be sold from time to time by Robert Allen Cooke (the "Selling Shareholder"). The Selling Shareholder acquired the Shares pursuant to a Consulting Agreement for consulting services that the Selling Shareholder provided and is still providing to the Company.

The sales may occur in transactions on the over-the-counter market maintained by Nasdaq at prevailing market prices or in negotiated transactions. The Company will not receive proceeds from any of the sale of the Shares. The Company is paying for the expenses incurred in registering the Shares.

The Shares are "restricted securities" under the 1933 Act before their sale under the Reoffer Prospectus. The Reoffer Prospectus has been prepared for the purpose of registering the Shares under the 1933 Act to allow for future sales by the Selling Shareholder to the public without restriction. To the knowledge of the Company, the Selling Shareholder has no arrangement with any brokerage firm for the sale of the Shares. The Selling Shareholder may be deemed to be an "underwriter" within the meaning of the 1933 Act. Any commissions received by a broker or dealer in connection with resales of the Shares may be deemed to be underwriting commissions or discounts under the 1933 Act.

The Company's common stock is currently traded on the NASDAQ Over-the-Counter Bulletin Board under the symbol "JBRD".

This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS REOFFER PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                                  May 18, 2000

                                TABLE OF CONTENTS

Where You Can Find More Information ..........................................2
Incorporated Documents........................................................2
The Company...................................................................4
Risk Factors..................................................................8
Use of Proceeds...............................................................15
Selling Shareholder...........................................................15
Plan of Distribution .........................................................15
Experts.......................................................................16
Legal Opinion.................................................................16


You should only rely on the information incorporated by reference or provided in this Reoffer Prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Reoffer Prospectus or any supplement is accurate as of any date other than the date on the front of this Reoffer Prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

The Company is required to file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC") as required by the Securities Exchange Act of 1934, as amended (the "1934 Act"). You may read and copy any reports, statements or other information we file at the SEC's Public Reference Rooms at:

                 450 Fifth Street, N.W., Washington, D.C. 20549;
           Seven World Trade Center, 13th Floor, New York, N.Y. 10048

Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Rooms. Our filings are also available to the public from commercial document retrieval services and the SEC website (http://www.sec.gov).

                             INCORPORATED DOCUMENTS

The SEC allows the Company to "incorporate by reference" information into this Reoffer Prospectus, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Reoffer Prospectus, except for any information superseded by information in this Reoffer Prospectus.

The Company's Reports on Form 8-K, dated October 28, 1998 and April 25, 2000 are incorporated herein by reference. The Form 10-SB filed with the Commission on June 11, 1998 and the amendments thereto filed on September 1, 1998 and December 18, 1998 are incorporated herein by reference. In addition, all documents filed or subsequently filed by the Company under Sections 13(a), 13 (c), 14 and 15 (d) of the 1934 Act, before the termination of this offering, are incorporated by reference.

The Company will provide without charge to each person to whom a copy of this Reoffer Prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference into this Reoffer Prospectus (excluding exhibits unless the exhibits are specifically incorporated by reference into the information the Reoffer Prospectus incorporates). Requests should be directed to the President at the Company's executive offices, located at 396 Danbury Road, Wilton, Connecticut 06897. The Company's telephone number is (203) 761-9393. The Company's corporate Web site address is http://www.j-birdrecords.com.

                                   THE COMPANY
General

         The Company was incorporated in the State of Pennsylvania on June 7, 1991. The Company is presently authorized by its Articles of Incorporation to issue 25,000,000 shares of $0.001 par value of common stock, of which 26,713,295 shares were outstanding as of May 8, 2000.

         There is presently pending pursuant to the written consent of a majority of the shareholders of the Company and the approval of the Board of Directors an amendment to the Articles of Incorporation increasing the authorized shares of common stock to 50,000,000 shares with the same par value. It is anticipated that this action will become effective within 10 days of receipt by the non-consenting shareholders of a written notice of this action. The notice was sent to the non-consenting shareholders on April 6, 2000. The effective date of the Amendment is on or about April 17, 2000.

         The Company was formerly known as Caltron, Inc. The name was changed on October 8, 1997 upon acquiring J-Bird Records, Inc., the first World Wide Web Recording Label(TM). Prior to acquiring J-Bird Records, Inc., the Company was in the business of developing and producing electron beam sterilization and ozone production equipment. Upon management's decision to realign its business by acquiring J-Bird Records, Inc., it sold its interests in these businesses, with the exception of a five percent (5%) equity interest in Feild Technologies, LLC ("FTL") 4,480,000 shares of common stock of the Company were exchanged with the shareholders of J-Bird Records, Inc. pursuant to an Agreement with the Company on a one for one basis. J-Bird Records, Inc., is a wholly owned subsidiary of the Company.

         The Company raised additional capital in private placements not involving a public offering in accordance with Section 4(2) of the 1933 Act. These transactions were with purchasers who in the opinion of the Company were either accredited investors within the meaning of Rule 501(a) of Regulation D promulgated under the 1933 Act or sophisticated by virtue of business background and knowledge of the Company through existing relationships giving them access to business and financial information on the Company. These transactions resulted in approximately $2,886,000 in gross proceeds.

Background

         J-Bird Records, Inc. ("J-Bird") is the first World Wide Web Recording Label (TM) was officially launched on November 1, 1996 to market, distribute and sell music via a new medium-the Internet. At its Website, located at http://www.j-birdrecords.com, the Company attracts and signs recording artists through its on-line office and promotes, markets and sells their recordings through its on-line record store.

         The Company's Website provides a comprehensive entertainment and information resource enabling users to search and sample music and artist information interactively through sound and graphics, including on-line "sound stations" for each artist and the J-Bird on-line "radio station". When an artist signs a recording contract with the Company, such artist's music is posted on the Company's Website in digital form for downloading using either Real Audio
(TM) or Shockwave (TM) "plug-ins". The Website contains a webpage for each of the Company's artists. Users who are interested in the music they sample may purchase it immediately on-line. Users can also obtain information on specific artists and related concert tours, music events and other promotions and read recent articles on the favorite J-Bird artists. J-Bird designs, produces and distributes CD's on-line and in the traditions retail chains around the country. Artists, either new or established, who want more control over the production and distribution of their music, select and contract with J-Bird. J-Bird and the artists then share in the proceeds of the CD sales. By giving tens of millions of Internet users worldwide access to the music of these artists, J-Bird fills a niche not addressed by radio, music videos, and traditional music retailers.

         Each new artist who executes a Recording Contract with J-Bird is required to produce one compilation of music for J-Bird during the three-year term of the contract. Pursuant to the Recording Contract J-Bird has the exclusive rights, in perpetuity, to manufacture, advertise, sell and distribute such compilation. In return, the artist receives a 12% royalty on the sales of all CDs produced. If the artist enters into a recording contract with another record label during the three-year term, J-Bird will receive a royalty of 2% of all sales for the first album produced by the artist with the new record label. The contract further requires the artist to purchase either 250 CDs for $1,000 or 1,000 CDs for $2,250, which the artist is entitled to sell for $10 each. J-Bird currently has 278 artists in its catalogue.

         J-Bird has chosen the Internet as its primary marketing vehicle because the Internet provides a low-cost method of providing, displaying and selling different styles and genres of music to a worldwide audience. The Internet also allows J-Bird to target sales to the largest music-buying population, the 15 to 24 age group, which also represents the highest concentration of Internet users. J-Bird's Website offers content-rich-music genre sites for rock, pop, alternative, country, urban, rap, jazz, gospel, classical -and world music, through the combination of audio, graphics, and text. J-Bird's genre and artist web pages allow users to target music and information based on personal interests. J-Bird -believes that this approach provides a stimulating and entertaining on-line environment which establishes a community atmosphere and promotes consumer-driven product sales. J-Bird believes that the Company's business will greatly benefit from the growth of the Internet.

         The Company believes that on-line sales of recorded music will compliment the traditional retail channel and will expand overall music sales. because of the on-line medium's ability to capitalize on the ongoing shift in demographics of music buyers; to reach a growing international consumer market and to offer the consumer easier access to a broad range of titles. J-Bird also believes that the ability to gather and process data resulting from customer purchases and usage will facilitate targeted promotional efforts in the highly segmented recorded music market. The Internet also provides access to international markets for recorded music which are growing faster than the U.S. market.

         In addition, the Company gathers important information about demographics and consumer preferences from users of its Website. This information permits the Company to target subsequent promotions to a particular customer group or geographic area. The Company believes that this practice will enable the Company to market its artists in an efficient, cost-effective manner by targeting the most likely buyers for such artists music. In the future, the

Company expects to promote its artists through the use of its radio station and on-line "chat-rooms" intended to spark interest in a particular music genre or artist. The Company believes that its strategy of interactive sales on the Internet combined with targeted promotions will enable it to build a loyal customer base.

         Traditional record companies typically incur high promotional and other costs in the distribution of their music, providing a strong disincentive to siqn unproven bands. J-Bird's low-cost approach of relying upon listeners' interests, which has already attracted over 250 new artists to the J-Bird label, will continue to do so, and will allow the Company to compete on a cost effective basis with other record companies. The Company feels that the use of its interactive Website, its on-line radio station, and its targeted advertising, .promotion and distribution, creates a new medium for the music industry that permits it to reach music buyers throughout the world and that as the potential to shift the way music is marketed to consumers.

         In November 1997, J-Bird was approached Navarre Corporation ("Navarre") with respect to a distribution arrangement. J-Bird entered into a three-year exclusive retail distribution Agreement with Navarre. Navarre, one of the leading independent distributors of music and interactive software, distributes to retail accounts throughout the nation, including, Tower Records, The Musicland Group which includes Media Play, Sam Goody, Musicland and on-cue)" Blockbuster, Best Buy, Wherehouse, Camelot, Hmv, Borders and Circuit City as well as all the leading One Stops. Under the Agreement, Navarre distributes J-Bird products nationally through its retail distribution relationships, and the Company receives a percentage of each product sold.

           In May 1998, the Company entered into a Download Agreement with AT&T Corp. Under the agreement the Company granted AT&T a license to use tracks of music produced by artists, under contract with the Company, encode the tracks for delivery over the internet using AT&T's Ila2b'v media player, and promote the music tracks on AT&T's a2b music website. AT&T also made available through the Company's website the a2b media player for consumers to download so that they could retrieve and play encoded tracks. Consumers are charged an average price of $1.99 for each track retrieved, which is paid by credit card to AT&T. Under the Agreement, AT&T is entitled to retain the first $2,000 from music track purchases, and all subsequent purchases are divided equally between the Company and AT&T.

         In February 1999, the Company entered into a Web Events and Windows Media Technology Promotion Agreement with Microsoft Corporation. Under this Agreement, the Company is entitled to promote and make available the Windows Media Player through its website and distribute music tracks formatted for the Windows Media Player. Microsoft will make available through its "Webevents" website a site link to the Company's website and a content summary of the music products available at the company.

Competition

         The Company competes for artists and recordings to distribute with national and regional recording and distributing companies, which has a competitive edge over the Company by virtue of their stronger management, promotional and financial resources. The Company's strategy is to sign artists who are unable to obtain recording contracts with a larger recording companies and acquire distributing rights to recordings that management believes will appeal to consumers interested in particular music genres. The recording products offered by the Company compete for consumers who have a wide selection of music choices within the same music genres offered by the Company. The Company also competes with other businesses that offer and sells recordings through the Internet. The Company will compete for consumer dollars on the basis of the types of music it selects for distribution and the marketing of its music selections through the Internet.

         J-Bird competes in the distribution and sale of recorded music directly with established record label companies and with other music producers and distributors, including Polygram, Time Warner, EMI, Columbia and Phillips ' In November, J-Bird was approached by Navarre Corporation ("Navarre"). J-Bird entered into a three-year exclusive retail distribution Agreement with Navarre. Navarre, one of the leading independent distributors of music and interactive software, distributes to retail accounts throughout the nation, including, Tower Records, The Musicland Group (which includes Media Play, Sam Goody, Musicland and OnCue), Blockbuster, Best Buy, Wherehouse, Camelot, HMV, Borders and Circuit City as well as all the leading One Stops. Under the Agreement, Navarre will distribute J-Bird products nationally through its retail distribution relationships.

Catalog Evaluation

         The J-Bird catalog of 300 artists is evaluated using common music industry standards. The formula is as follows:

             3 years gross sales less returns x ten (10) = Catalog Evaluation $388,100 x 10= J-Bird Catalog Evaluation of $3,881,000

Jbirdmusic.com

         Jbirdmusic.com, the newly formed subsidiary for the Company, has been designed to function as a complete promotional Internet site. This site will be the entryway into the already existing e-commerce site and store at J-Bird Records as well as a promotional vehicle for other independent labels seeking effective internet promotion and other artists and repertoire requirements.

         Jbirdmusic.com, though its relationship with MediaX, is developing a promotional web site that will become an entryway into the J-Bird e-commerce store, J-Bird artist tour dates, J-Bird download station, J-Bird artist relations, J-Bird contests, J-Bird newsletters and J-Bird Investors relations. These are all currently existing tools that are functional at the web site. The mission for Jbirdmusic.com will be to desegregate these tools into a cohesive site dedicated to marketing and promotion. Additional promotional sites will be developed as alliances are formed with other independent labels.

Other Transactions

         On April 22, 1997, the Company entered into an Option Agreement with Feild Technologies, LLC ("FTL"), a company based in Bangor, Maine. Under this agreement, the Company assigned seven domestic and foreign valve patents held by the Company to FTL for a 5% equity position in FTL. In the event the Company does not receive distributions of at least $100,000 on or before December 31, 2000, it shall be entitled to increase its interest in FTL from 5% to 10%, and the other members' interests in FTL shall be reduced on a basis proportionate to their relative interests.


Government Regulations

         Management of the Company is not aware of any significant governmental regulations on the operations of its business.

Properties

         The Company's principal place of business is an office located at 396 Danbury Road, Wilton Connecticut, 06897. The office facility consists of approximately 1,800 square feet leased pursuant to a thirty-six month lease expiring in July 2000 for a monthly lease payment of $2,637.00.

         The Company has option to purchase the office facility which is a condominium unit in which case it will receive a credit toward the purchase price equal one-half of the rent paid over the term of the lease. The Company also has as an option to renew the lease if it wishes to do so instead of purchasing the office unit.

                                  RISK FACTORS

         In this section we highlight some of the risks associated with the Company's business and operations. Prospective investors should carefully consider the following risk factors when evaluating an investment in the common stock offered by this Re-offer Prospectus.

         Forward-Looking Statements and Associated Risks. Management believes the information contained in this Prospectus contains "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes", "expects", "may", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology or by discussions of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following Risk Factors include, among other things, cautionary statements with respect to certain forward-looking statements, including statements of certain risks and uncertainties that could cause actual results to vary materially from the future results referred to in such forward-looking statements.

         1. Development Stage Company. No Assurance as to Future Profitable Operations. Because it is in the development stage and has had no significant operations to date, the Company cannot predict with any certainty the future success or failure of its operations. The Company's business, is subject to all of the risks inherent in the establishment of new businesses and there is no assurance that the Company will generate net income or successfully expand its operations in the future. Moreover, as a new enterprise, it is likely to remain subject to risks and occurrences which management is unable to predict with any degree of certainty, and for which it is unable to fully prepare. The likelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the commencement of a new business and the competitive environment in which the Company will operate. Because of the Company's very limited business history, there is little evidence for investors to analyze in order to make an informed judgment as to the merits of an investment in the Company. Any such investment should therefore be considered high risk investment in an unseasoned start-up company with the possibility of the loss of the entire investment.

         2. Need for Substantial Additional Capital. The Company remains in need of substantial financing from sources other than operations in order to cover its overhead and to maintain and expand its operations. To date, the Company has been able to meet its outside financing requirements, as described above (see "The Company - General").

         The Company expects these same funding sources, which were started in November of 1996, together with anticipated cash flow from conventional asset based debt financing against receivables will continue to provide sufficient capital to cover overhead and maintain and expand its operations.

         Absent adequate revenues from operations during the phase-in period of commercial operations, the Company will remain dependent on the outside sources described above to meet its requirements and to continue operation. While the Company believes it will be successful in continuing to obtain sufficient financing from such sources, there can be no assurance with any certainty that this will in fact, be the case and the failure to do so would have a material adverse effect on the Company's ability to continue to operate. The Company's more long term future capital requirements will depend upon numerous factors, including the amount of revenues generated from operations, the cost of the Company's sales and marketing activities, none of which can be predicted with certainty.

         While management does not believe that it will be the case, prospective investors in the Company should note that if all of the above described internal and external sources for financing should fail to be sufficient, the Company could be required to reduce its operations, seek an acquisition partner or sell securities on terms that may be highly dilutive or other wise disadvantageous.

        3. History of Losses an Accumulated Deficit. The Company has experienced operating losses in each fiscal period since commencing operations in 1991. As of December 31, 1999, the Company had a deficit accumulated since formation in the aggregate approximate amount of $8,193,630, of which approximately $3,764,724 was accumulated in the 1998 fiscal year and approximately $2,147,065 was accumulated in the 1999 fiscal year. The Company expects to incur additional operating losses throughout at least the end of the fiscal quarter ending March 31, 2000 and possibly thereafter (see, above, Risk Factor No.1 "Development Stage Company: No Assurance as to Future Profitable Operations"). Since its inception, the Company has generated extremely limited revenues from operations.

         4. Limited Operating History. The Company acquired J-Bird in October of 1997 for implementing its business opportunities. The Company has limited operating history, revenues from operations, or assets. The Company faces all of the risks of a new business and the special risks inherent in the investigation, acquisition or involvement in a new business opportunity. The Company must be regarded as a new or "start-up" venture with all of the unforeseen cost, expenses, problems and difficulties to which such ventures are subject.

         5. No Assurance of Success or Profitability. There is no assurance that the Company will generate revenue or profits, or that the market price of the Company's common stock will be increased thereby.

         6. Going Concern Assumption. The Company's independent auditors' report on the Company's financial statements for the years ended December 31, 1998 and 1999 contain an explanatory paragraph indicating that, the Company's uncertainty as to its productivity and its ability to raise sufficient capital raise substantial doubt about its ability to continue as a going concern. In addition the Company had an accumulated deficit of $8,193,630 as of December 31, 1999. The Company will require substantial additional funds in the future, and there can be no assurance that any independent auditor's report on the Company's future financial statements will not include a similar explanatory paragraph if the Company is unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of its operations. The existence of the explanatory paragraph may naturally adversely affect the Company's relationship with prospective suppliers and artists, and therefore could have a material adverse effect on the Company's business, financial condition and results of operations

         7. Conflicts of Interests. Certain conflicts of interest exist between the Company and its officers and directors. Many of them have other business interests to which they devote attention and they may be expected to do so although management time should be devoted to the business of the Company. Conflicts of interest may arise that can be resolved only through exercise of such judgement as is consistent with their fiduciary duties to the company.

         8. Uncertainty of Acceptance of On-line Market as Medium for Sales and Distribution of Music. The On-Line Medium is relatively new and untried marketing channel. There can be no assurance that the public or the artists for that matter will accept and use the Internet as a viable alternative to the established marketing and distribution channels already in existence. While the Company believes music via the Internet may eventually be profitable and result in purchases, it is not able to estimate with any assurance the potential Internet music market. There can be no assurance that sufficient market penetration can be achieved in order to be profitable

         9. Dilution from Issuance of Shares for Services. To date, the Company has had very limited revenues from operations. Accordingly, the bulk of its cash assets have been, and may continue to be, utilized to cover the expenses associated with the development of its business and products. Given the foregoing, the Company regularly pays certain of its financial obligations by issuing restricted shares of its common stock, at a discount, in lieu of cash. The discounts at which such shares were issued was generally, but not always, set at 85% of the average market price of the stock, as traded in the over-the-counter market and quoted in the OTC Bulletin Board. Such discounts were either negotiated at arms length with third parties or determined arbitrarily by the Company, in which cases they bore no relationship to the Company's assets, earnings, book value or other such criteria of value. Such issuances have, and may continue to, result in substantial dilution to the Company's existing shareholders.

         From May of 1995 through March 2000, the Company has issued a total of 1,770,000 shares, constituting approximately 7.08% of the issued and outstanding shares of the Company in lieu of cash compensation and expense reimbursement due under employment and consulting agreements with its executive officers, employees, and corporate counsel and in additional compensation by way of directors shares and stock bonuses. In addition, during that period, the Company issued 1,742,000 shares, constituting approximately 7.0% of the issued and outstanding common stock of the Company to affiliated an non-affiliated consultants and subcontractors for consulting services of various obligations to its officers, counsel, and outside vendors, the Company will, to the extent possible, continue to issue shares of its common stock at negotiated or arbitrary discounts. Finally, the Company has issued 410,000 shares of common stock in lieu of cash payments of vendor invoices and to artists pursuant to contracts.

         10. Possible Depressive Effect on Price of Securities of Future Sales of Common Stock. The resale of approximately 15,417,161 common shares of the Company, issued and outstanding as of March 31, 2000, which approximately 6,463,161 can currently be resold pursuant to Rule 144 of the 1933 Act. The sale or other disposition of much of these currently outstanding shares of common stock is restricted by the 1933 Act. Unless such sales are registered, these shares may only be sold incompliance with Rule 144 promulgated under the 1933 Act or some other exemption from registration thereunder. Rule 144 provides, among other matters, that if certain information concerning the operating and financial affairs of the Company is publicly available, persons who have held restricted securities for a period of one year may thereafter sell in each subsequent three month period up to that number of such shares equal to one percent of the Company's total issued and outstanding common stock. The sale or availability for sale of substantial amounts of common stock in the public market after this offering being made by this Registration Statement could adversely affect the prevailing market price for the Company's common stock and could impair the Company's ability to raise additional capital through the sale of its equity securities.

         11. Possible Voting Control by Management: Possible Depressive Effect on Market Prices. As of March 19, 2000, the Company's officers and directors were the beneficial owners of an aggregate of 7,411,000 (excluding options held by John J. Barbieri for 1 million shares), constituting of approximately 34.2% of the Company's outstanding common stock. The Company intends to hold an annual meeting of its shareholders prior to the end of the current calendar year.

         12. Limited Public Market: Company Not Eligible for Inclusion on NASDAQ. To date there has been only a limited and sporadic public market for the Company's common stock. There can be no assurance that an active and reliable public-market will develop or, if developed, that such market will be sustained. Purchasers of shares of common stock of the Company may, therefore, have difficulty in reselling such shares. As a result, investors may find it impossible to liquidate their investment in the Company should they desire to do so. The Company's common stock is currently traded in the over-the-counter market and quoted on the OTC Bulletin Board. The Company intends to apply to have its common stock approved for quotation on the Nasdaq SmallCap Market at such time, in the future, that it meets the requirements for inclusion. As at the date hereof, however, the Company is not eligible for inclusion in NASDAQ or for listing on any national stock exchange All companies applying and authorized for NASDAQ are required to have not less than $4,000,000 in net tangible assets, a public float with a market value for not less than five million dollars, and a minimum bid of price of $4.00 per share. At the present time, the Company is unable to state when, if ever, it will meet the Nasdaq application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income of successful capital raising financing activities, it will never be able to meet the eligibility requirements of NASDAQ. Moreover, even if the Company meets the minimum requirements to apply for inclusion in The Nasdaq SmallCap Market, there can be no assurance, that approval will be received or, if received, that the Company will meet the requirements for continued listing on the Nasdaq SmallCap Market. Further, Nasdaq reserves the right to with draw or terminate a listing on the Nasdaq Small Cap at any time and for any reason in its discretion. If the Company is unable to obtain or to maintain a listing on the on the Nasdaq SmallCap Market, quotations, if any, for "bid" and "asked" prices of the common stock would be available only on the OTC Bulletin Board where the common stock is currently quoted or in the "pink sheets" published by the National Quotation Bureau, Inc. This can result in an investor's finding it more difficult to dispose of or to obtain accurate quotations of prices for the common stock than would be the case if the common stock were quoted on the Nasdaq SmallCap Market. Irrespective of whether or not the common stock is included in the Nasdaq SmallCap system, there is no assurance that the public market for the common stock will become more active or liquid in the future. In that regard, prospective purchasers should consider that this offering is being made without the underwriting arrangements typically found in a public offering of securities. Such arrangements generally provide for the issuer of the securities to sell the securities to an underwriter which, in turn, sells the securities to its customers and other members of the pubic at a fixed offering price, with the result that the underwriter has a continuing interest in the market for such securities following the offering. In order to qualify for listing on a national stock exchange, similar minimum criteria respecting, among other things, the Company's net worth and/or income from operation must be met.

         Accordingly, market transactions in the Company's common stock are subject to the "Penny Stock Rules" of the Securities and 1934 Act of 1934, which are discussed in more detail, below, under "Risk Factor No. 13 "Regulation of Penny Stocks". These rules could make it difficult to trade the common stock of the Company because compliance with them can delay and/or preclude certain trading transactions. This could have an adverse effects on the ability of an investor to sell any shares of the Company's common stock.

         13. Regulation of Penny Stocks. As discussed above, at the present time, the Company's common stock is not listed on The Nasdaq Small Cap Stock market or on any stock exchange. Although dealer prices for the Company's common stock are listed on the OTC Bulletin Board, trading has been sporadic and limited since such quotations first appeared on or about June 8, 1995.

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires special disclosure relating to the market for penny stocks in connection with trades in any stock defined as a "penny stock" Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share and is not listed on The Nasdaq SmallCap Stock Market or a major stock exchange. These regulations subject all broker-dealer transactions involving such securities to the special "Penny Stock Rules" set forth in Rule 15g-9 of the Securities 1934 Act of 1934 (the "34 Act"). It may be necessary for the Selling Shareholders and the Underlying Share Selling Shareholders to utilize the services of broker-dealers who are members of the NASD. The current market price of the Company's Common Stock is substantially less than $5. Accordingly, any broker-dealer sales of the shares being registered hereunder, as Stock Rules. These Rules affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market, if such a market should ever develop.

         The Penny Stock Rules also impose special sales practice requirements on broker-dealers who sell such securities to persons other than their established customers or "Accredited Investors". Among other things, the Penny Stock Rules require that a broker-dealer make a special suitability determination respecting the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. In addition, the Penny Stock Rules require that a broker-dealer deliver, prior to any transaction, a disclosure schedule prepared in accordance with the requirements of the Commission relating t the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative and the current quotations for the securities. Finally, monthly statements have to be sent to ally holder of such penny stocks disclosing recent rice information for the penny stock held in the account and information on the limited market in penny stocks. Accordingly, for so long as the Penny Stock Rules are applicable to the Company's common stock, it may be difficult to trade such stock because compliance with such Rules can delay and/or preclude certain trading transactions. This could have an adverse effect on the liquidity and/or price of the Company's common stock.

         Shareholders should be aware that, according to Securities and Exchange Commission release No. 34-329093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

         14. Dependence on Key Personnel. The Company believes that it's success depends to a significant extent on the efforts and abilities of certain of its senior management, in particular those of John J. Berbieri, President and Chief Executive Officer. The loss of this person could have a material adverse affect on the Company's business, prospects, operating results and financial condition. The Company has entered into an employment agreement. The Company does not presently have key man life insurance policies and does not intend to obtain any unless required to do so under future financing arrangements. There can be no assurance that such policies will be available to the Company on commercially reasonable terms. if at all. Additionally, the ability of the Company to realize obligations to the Company and a capable successor is not found on a timely basis. There can however be no assurance that, in such event, the Company will be able to locate and retain a capable successor to any member of its senior management.

         15. Lack of Continuity in Management. The Company does not have an employment agreement with any of its officers and directors, and as a result, there is no assurance that they will continue to manage the Company in the future.

         16. Indemnification of Officers and Directors. The Company's By-Laws provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

         17. Dependence Upon Outside Advisors. To supplement the business experience of its officers and directors, the Company may be required to employ accountants, technical expert, appraiser, attorneys opr other consultants or advisors. the selection of any such advisors wil be made by the Company's President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on a "as needed" basis without a continuing fiduciary or other obligation to the Company. In the event the President of the Company considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

         18. Competition. The Company competes for artists and recordings to distribute with national and regional recording and distributing companies, which have a competitive edge over the Company by virtue of their stronger management, promotional, and financial resources. The Company competes in the distribution and sale of recorded music with established record label companies and with other music producers and distributors including Polygram, Time Warner, EMI, Columbia and Phillips. The Company's strategy is to sign artists who are unable to obtain recording contracts with larger recordings that management believes will appeal to consumers interested in particular music genres. The recording products offered by the Company compete for consumers who have a wide selection of music choices within the same music genres offered by the Company. The Company also competes with other businesses that offer and sell recordings through the Internet. The Company will compete for consumer dollars on the basis of the types of music it selects for distribution and the marketing of its music selections through the Internet.

         19. No Dividends and None Anticipated. The Company has not paid any cash dividends, nor does it contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

                                 USE OF PROCEEDS
         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder.

                               SELLING SHAREHOLDER

         All the shares of common stock (the "Shares") being offered hereunder by Robert Allen Cooke were acquired by him pursuant to the terms of a Consulting Agreement dated as of February 1, 2000 (the "Consulting Agreement") which is an individually negotiated written compensation agreement pursuant to which the selling shareholder is rendering or has rendered bona fide services not in connection with the offer or sale of securities in a capital raising transaction. For the purposes of this Reoffer Prospectus, all of the shares being registered hereunder are "restricted shares" insofar as they were issued to an individual consultant of the Company under the Consulting Agreement pursuant to a Securities Act exemption prior to their inclusion in a registration statement on Form S-8, of which this Reoffer Prospectus is a part.

         Prior to the offering he has owned 1,750,000 shares of common stock of the Company and will own 250,000 shares thereof after the offering or .00935% of the other Company's issued and outstanding common stock after completion of the offering. The foregoing excludes 200,000 shares held by the Cooke Family Trust to which the Selling Shareholder does not have any beneficial interest and disclaims any beneficial ownership of the shares held by the Trust and also excludes 200,000 shares held by Diane Pelletier acquired prior to her marriage to Mr. Cooke who disclaims any beneficial ownership of the shares so acquired by her.

                              PLAN OF DISTRIBUTION

         The Selling Shareholder has not offered or sold any shares of the Company's Common Stock pursuant to a registration statement on Form S-8 within the three-month period preceding the date hereof. The number of shares offered hereunder by the Selling Shareholder, represents approximately 4.07% of the total number of shares, of the Company's common stock presently issued and outstanding. The Selling Shareholder may sell all or part of the shares, from time to time, in the OTC Bulletin Board, or in such other public market for the Company's common stock as may develop, at market prices then pertaining. In connection therewith the Selling shareholder may utilize the services of broker-dealers, none of whom will act as underwriters with respect to sales of the Shares. The names of any such brokers-dealers, who have not yet been identified, will be set forth in a supplement to this Prospectus, to the extent required.

                                     EXPERTS

         The financial statements and schedules of the Company and its subsidiaries included in the Company's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1999, have been examined by, Caracansi Ramey & Associates, LLC., Certified Public Accountants, and such financial statements and schedules are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

         Also the Company's financial statements and schedules for the fiscal year ended December 31, 1998 have been examined by Schnitzer & Kondub, P.C., Certified Public Accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL OPINION

         The legality of the Shares offered hereby has been passed upon for the Company by H. Melville Hicks, Jr., 551 Fifth Avenue, Suite 1625, New York, New York 10176 its corporate and securities counsel.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents are incorporated by reference in this registration statement:

(a) General Form For Registration of Securities of Small Business Issuer on Form 10-SB and all Exhibits thereto filed pursuant to Section 12 (g) of the Exchanges Act of 1934, as amended (the "1934 Act").

(b) Registrant's Annual Report on Form 10-KSB and all Exhibits thereto for the fiscal years ended December 31, 1998 and December 31, 1999, filed pursuant to Section 15(d) of the 1934 Act.

(c) Registrant's quarterly reports on Forms 10-QSB for the fiscal quarters ended September 30, 1998, March 31, 1999, June 30, 1999 and September 30, 1999 filed pursuant to Section 15(d) of the 1934 Act.

(d) Registrant's Current Reports on Form 8-K dated October 28, 1999 and filed with the Commission on November 15, 1999 and dated April 25, 2000 and filed with the Commission on April 26, 2000.

         All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, and 15(d) of the 1933 Act and Sections 13(a), 13(c), and 14 of the 1934 Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which registers all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         The authorized capital stock of the Company consists of twenty five million (25,000,000) shares of common stock, par value $.001 per share. As at March 15, 2000 there were twenty four million five hundred seventy eight thousand two hundred and ninety five (24,578,295) shares of Common Stock issued and outstanding. All shares of stock may be issued for such consideration and have full voting powers. The number of shares of stock of any class or series within any class, so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolution adopted by the Company's board of directors pursuant to authority vested in the Company's Certificate of Incorporation. There is presently pending an amendment to the Articles of Incorporation authorized by a majority of the shareholders and a resolution of the Board of Directors to increase the number of shares from 25,000,000 to 50,000,000 shares of common stock par value $.001 per share.

         The Company's Board of Directors may determine the times when, the term under which and the consideration for which the Company shall issue, dispose of or receive subscriptions for its shares, including treasury shares, or acquire its own shares. The consideration from the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value per share. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable by the Company.

         The holders of shares of Common Stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefore and, upon liquidation, are entitled to share pro rata in any distribution to shareholders. Holders of the Common Stock have one non-cumulative vote for each share hold. There are no pre-emtive, conversion or redemption privileges, no sinking fund provisions, with respect to the Common Stock.

         Stockholders are entitled to one vote of each share of Common Stock held of record on matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights., As a result, the holders of more than 50% of the shares of Common Stock voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares of Common Stock will not be able to elect any person or person to the board of directors of the Company.

Item 5.  Interest of Named Experts and Counsel

         Neither Caracansi Ramey & Associates, LLC., Certified Public Accountants, Schnitzer & Kondub, P.C., Certified Public Accountants nor H. Melville Hicks, Jr. respectively auditor, former auditor and counsel to the Company have any beneficial interest in the common stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         The By-laws of the Company provide that a director or officer of the Company will not be personally liable to the Company or its shareholders for monetary damages for acts or conduct of said officer or director performed for or on behalf of the Company, except for liability arising out of his own negligence or willful misconduct.

         The Company is entitled under its By-laws to purchase and maintain insurance on behalf of any director or officer against any liability asserted against him and incurred by him in any capacity.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Except to the extent herein above set forth, there is no charter provision, by-law, contract, arrangement or statute pursuant to which any director or officer of the Company is indemnified in any manner against any liability which he may incur in his capacity as such.

Item 7.  Exemption From Registration Claimed

         The Shares were issued for advising and consulting services rendered or to be rendered. This sale was made in reliance on the exemption from registration requirements of the 1933 Act contained in Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sales".

Item 8.  Exhibits

         The exhibits filed as a part of this Report or incorporated herein by reference are as follows:

Exhibit No.    Item

4.2 Consulting Agreement dated as of February 1, 2000 between Registrant and Robert Allen Cooke.

5.2 Opinion of H. Melville Hicks, Jr. Esq., regarding the legality of the securities being registered under this Registration Statement.

Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act , each filing of the Registrant's annual report pursuant to section 13(a) or section 15 (d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, Connecticut on the 17th day of May 2000.


                                                        J-BIRD MUSIC GROUP, LTD.

                                                        By s/ John J. Barbieri
                                                        John J. Barbieri
                                                        President

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      Signature                       Title                          Date
      ---------                       -----                          ----

s/ John J. Barbieri              President                       May 17, 2000
John J. Barbieri

s/ Hope D. Trowbridge            Secretary, Treasurer            May 17, 2000
Hope D. Trowbridge

Majority of the Board of Directors:

s/ John J. Barbieri              Director                        May 17 2000
John J. Barbieri

s/ Hope D. Trowbridge            Director                        May 17, 2000
Hope D. Trowbridge

s/ Asa L. Fish                   Director                        May 17, 2000
Asa L. Fish

                                INDEX TO EXHIBITS


Exhibit Number    Description of Documents
4.2               Consulting Agreement dated as of February 1, 2000 between
                  Registrant and Robert Allen Cooke
5.2               Opinion of H. Melville Hicks, Jr., Esq., regarding the
                  legality of the securities being registered under this Registration Statement.
24.1              Consent of Caracansi Ramey & Associates, LLC., Certified
                  Public Accountants Independent Auditors for the Company.
24.2              Consent of Schnitzer & Kondub, P.C., Certified Public
                  Accountants, Independent Auditors of the Registrant's 1998 financial statements.
24.3              Consent of H. Melville Hicks, Jr., Esq., counsel for the
                  Company (set forth in the opinion of counsel included as Exhibit 5.2).